Exhibit 99.1

For further information:	Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES THIRD QUARTER FISCAL 2006
FINANCIAL RESULTS CONFERENCE CALL TO BE HELD

ON JUNE 16, 2006

FOREST CITY, IOWA, June 7, 2006 – Winnebago Industries, Inc. (NYSE: WGO), the nation’s leading manufacturer of motor homes, will host a conference call on Friday, June 16, 2006 at 10 am ET to discuss the financial results for its third quarter of fiscal 2006 ended May 27, 2006. The Company will release its financial results on June 16, 2006 at 7:00 am ET.

Winnebago Industries’ conference call may be heard live from the Company’s website, www.winnebagoind.com/html/company/investorRelations.html, or www.vcall.com. If you are unable to participate during the live webcast, the call will be archived on the Company’s website. To access the replay, click on http://www.winnebagoind.com/html/company/investorRelations.html.

Minimum requirements to listen to the webcast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries

Winnebago Industries, Inc. is the leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago and Itasca brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company’s common stock is listed on the New York, Chicago and Pacific Stock Exchanges and traded under the symbol WGO. Options for the Company’s common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries’ investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company’s stock, visit, http://www.winnebagoind.com/html/company/investorRelations.html.

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